                                                                      EXHIBIT 11

                         SHOLODGE, INC AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                           BASIC AND ASSUMING DILUTION


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
                                                                                     16 WEEKS ENDED
                                                                           ---------------------------------
                                                                              APRIL 19,          APRIL 20,
                                                                                1998                1997
                                                                           ---------------------------------
BASIC:

  EARNINGS APPLICABLE TO COMMON STOCK (BASIC):
     FROM CONTINUING OPERATIONS                                            $    390,945          $ 2,039,143
     FROM CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE                               $(1,164,114)
                                                                           ---------------------------------
     NET EARNINGS                                                          $    390,945          $   875,029
                                                                           =================================

  SHARES:
     WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                               8,255,810            8,233,777
                                                                           =================================

  PRIMARY EARNINGS PER SHARE:
     FROM CONTINUING OPERATIONS                                            $       0.05          $      0.25
     FROM CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE                               $     (0.14)
                                                                           ---------------------------------
     NET EARNINGS                                                          $       0.05          $      0.11
                                                                           =================================

DILUTED:

  EARNINGS APPLICABLE TO COMMON STOCK (BASIC):
     FROM CONTINUING OPERATIONS                                            $    390,945          $ 2,039,143
     FROM CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE                               $(1,164,114)
                                                                           ---------------------------------
     NET EARNINGS                                                          $    390,945          $   875,029

  INTEREST (LESS TAX) ON CONVERTIBLE
    SUBORDINATED DEBENTURES                                                $    797,538          $   781,962

  ADJUSTED EARNINGS APPLICABLE TO COMMON STOCK:
     FROM CONTINUING OPERATIONS                                            $  1,188,483          $ 2,821,105
     FROM CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE                               $(1,164,114)
                                                                           ---------------------------------
     NET EARNINGS                                                          $  1,188,483          $ 1,656,991
                                                                           =================================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES
        OUTSTANDING                                                           8,353,228            8,354,236

     SHARES ISSUABLE UPON CONVERSION OFCONVERTIBLE
       SUBORDINATED DEBENTURES                                                2,316,602            2,316,602

                                                                           ---------------------------------
                                                                             10,669,830           10,670,838
                                                                           =================================

   FULLY DILUTED EARNINGS PER SHARE:
     FROM CONTINUING OPERATIONS                                            $       0.05          $      0.24
     FROM CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE                               $     (0.14)
                                                                           ---------------------------------
     NET EARNINGS                                                          $       0.05          $      0.10
                                                                           =================================
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